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                                                                    EXHIBIT 23.1




         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Boyd Bros. Transportation Inc.
Clayton, Alabama

         We hereby consent to the incorporation by reference in the Registration Statements Nos. 33-83768 and 33-78925 on Form S-8 of our reports dated January 31, 2002, except for Note 4, which is as of March 22, 2002, relating to the 2001 consolidated financial statements and schedule of Boyd Bros. Transportation Inc. and subsidiary appearing in and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.



                                                             BDO Seidman, LLP


Atlanta, Georgia
March 29, 2002